Exhibit 10.7

Archer aviation, INC.

Amended and Restated 2019 Stock Plan

Restricted Stock Unit award Grant Notice

Archer Aviation, Inc. (the “Company”), pursuant to its Amended and Restated 2019 Stock Plan (the “Plan”), has granted to Participant (as of the date indicated below) a Restricted Stock Unit Award for the number of Shares (“RSUs”) set forth below (the “Award”). The Award is subject to all of the terms and conditions set forth in this Restricted Stock Unit Award Grant Notice (this “Grant Notice”) and in the Plan and the Restricted Stock Unit Agreement (the “Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein will have the meanings set forth in the Plan or the Agreement, as applicable. In the event of any conflict between the terms in this Grant Notice or the Agreement and the Plan, the terms of the Plan will control.

Participant:
Date of Grant:
Number of RSUs:

Expiration Date:

Vesting:	The RSUs will vest as set forth on Exhibit A.

Settlement:	If an RSU vests as provided for above, the Company will issue one Share for each Vested RSU. The Shares will be issued in accordance with the issuance schedule set forth in Section 5 of the Agreement.

Additional Terms/Acknowledgements: By Participant’s signature below (or by Participant otherwise accepting the Award), Participant acknowledges having received, having had the opportunity to obtain the advice of counsel regarding, and having reviewed and fully understood the terms and conditions of this Grant Notice, the Agreement and the Plan (the “Grant Documents”). Furthermore, by Participant’s signature below (or by Participant otherwise accepting the Award), Participant agrees to be bound to all of the terms and conditions of the Grant Documents. Participant further acknowledges and agrees that as of the Date of Grant, the Grant Documents set forth the entire understanding between Participant and the Company regarding this Award and supersede all prior oral and written agreements, offer letters, promises and/or representations on that subject with the exception of (1) equity awards previously granted and delivered to Participant, (2) any compensation recovery policy that is adopted by the Company or is otherwise required by Applicable Laws and (3) any written employment or severance arrangement that would provide for vesting acceleration of this Award upon the terms and conditions set forth therein (provided that if there is any conflict in the vesting and/or acceleration terms, those contained in this Grant Notice and the Agreement will control). Finally, Participant acknowledges and agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator regarding any questions relating to this Award or the Grant Documents.

Notwithstanding the above, if Participant has not actively accepted the Award within 90 days of the Date of Grant set forth in this Grant Notice, Participant is deemed to have accepted the Award, subject to all of the terms and conditions of the Grant Documents.

Archer Aviation, Inc.	Participant:

By:
Signature	Signature

Name & Title:	Date:

Date:	Address:

Attachments:
•	Attachment I: Restricted Stock Unit Award Agreement

2

Attachment I

Archer Aviation, Inc.

amended and restated 2019 Stock Plan

Restricted Stock Unit Award Agreement

Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Award Agreement (the “Agreement”), Archer Aviation, Inc. (the “Company”) has granted to you a Restricted Stock Unit Award for the number of Shares (“RSUs”) indicated in the Grant Notice (the “Award”) under its Amended and Restated 2019 Stock Plan (the “Plan”). The Award is granted to you effective as of the Date of Grant set forth in the Grant Notice for this Award. Capitalized terms not explicitly defined in this Agreement will have the same meanings given to them in the Plan or Grant Notice, as applicable. The terms and conditions of the Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1.             Nature of the Award. The Award represents the right to be issued on a future date the number of Shares as indicated in the Grant Notice upon the satisfaction of the terms set forth in this Agreement. Except as otherwise provided herein, you will not be required to make any payment to the Company with respect to your receipt of the Award, the vesting of the RSUs or the issuance of the underlying Shares.

2.             Vesting. Subject to the limitations contained herein, the Award will vest in accordance with the vesting schedule provided in the Grant Notice. Upon termination of your Continuous Service Status, any unvested RSUs will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such RSUs or the Shares covered thereby.

3.             Number of Shares.

(a)           The number of RSUs subject to the Award will be adjusted from time to time for changes in the Company’s capitalization, as provided by Section 10 of the Plan.

(b)            Any additional RSUs, shares, cash or other property that become subject to the Award pursuant to this Section 3, if any, will be subject, in a manner determined by the Administrator, to the same forfeiture restrictions, restrictions on transferability, and time and manner of issuance as applicable to the other shares covered by the Award.

(c)            Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares will be created pursuant to this Section 3. The Administrator will, in its sole discretion, determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in this Section 3.

4.             Securities Law and Other Compliance. You may not be issued any Shares under the Award unless either (a) the Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”); or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The Award also must comply with other Applicable Laws governing the Award, and you will not receive such Shares if the Company determines that such receipt would not be in material compliance with Applicable Laws. The Company will be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state or foreign securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

5.              Date of Issuance.

(a)            Subject to the satisfaction of the Tax-Related Items set forth in Section 11 of this Agreement, in the event one or more RSUs vest, the Company will issue to you one (1) Share for each RSU that vests on the applicable Vesting Date (subject to any adjustment under Section 3 above) (such date, the “Original Issuance Date”).

(b)            If the Original Issuance Date falls on a date that is not a business day, issuance will instead occur on the next following business day. In addition, to the extent applicable at a Vesting Date when the Shares are registered under the Securities Act (or a non-U.S. securities law equivalent), if:

(i)            the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell Shares on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement”)), and

(ii)            either (1) no Tax-Related Items apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Tax-Related Items by withholding Shares from the Shares otherwise due, on the Original Issuance Date, to you under this Award, (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 11 of this Agreement (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay the Tax-Related Items in cash, then the Shares that would otherwise be issued to you on the Original Issuance Date will not be issued on such Original Issuance Date and will instead be issued on the first business day when you are not prohibited from selling Shares in the open public market, but in no event later than (x) December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or (y) if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), the date that is the 15th day of the third calendar month of the year immediately following the year in which the Shares covered by this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

(c)            The form of such issuance (e.g., a stock certificate or electronic entry evidencing such Shares) will be determined by the Company. In all cases, the issuance of Shares under this Award is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner.

6.             Dividends. You will receive no benefit or adjustment to your RSUs with respect to any cash dividend, stock dividend or other distribution except as provided in Section 10 of the Plan.

7.             Lock-Up Agreement. If so requested by the Company or the underwriters in connection with the initial public offering of the Company’s securities registered under the Securities Act, you shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (except for those being registered) without the prior written consent of the Company or such underwriters, as the case may be, for 180 days from the effective date of the registration statement, plus such additional period, to the extent required by Financial Industry Regulatory Authority rules, up to a maximum of 216 days from the effective date of the registration statement, and you shall execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of such offering (the “Lock-Up Agreement”).

8.             Transfer Restrictions. This Award is not transferrable, except by will or by the laws of descent and distribution. Shares that you acquire upon vesting and settlement of your Award are subject to any restrictions on transfer and/or right of first refusal that may be set forth in the Company’s bylaws in effect at such time the Company elects to exercise its right. In addition to any other limitation on transfer created by applicable securities laws, you will not sell, assign, hypothecate, donate, encumber or otherwise dispose of all or any part of the Shares subject to your Award or any interest in such Shares, whether voluntarily or by operation of law, by gift, by entering into a contract that requires Shares to be issued at a future date, or otherwise, except in compliance with this Agreement, the Company’s bylaws and applicable securities laws.

9.             Restrictive Legends. The Shares issued in respect of your Award will be endorsed with appropriate legends as determined by the Company.

10.           Award not an Employment or Service Contract.

(a)            Subject to Applicable Laws, your employment or other service with the Company or any Affiliate or Subsidiary is not for any specified term and may be terminated by you or by the Company or any Affiliate or Subsidiary at any time, for any reason, with or without cause and with or without notice.  Nothing in this Agreement (including, but not limited to, the vesting of the Award pursuant to Section 2 or the issuance of the Shares subject to the Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan will: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or any Affiliate or Subsidiary; (ii) constitute any promise or commitment by the Company or any Affiliate or Subsidiary regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company or any Affiliate or Subsidiary of the right to terminate your employment or engagement at will (subject to Applicable Laws) and without regard to any future vesting opportunity that you may have.

(b)            By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to Section 2 and the schedule set forth in the Grant Notice is earned only by remaining in Continuous Service Status (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates or Subsidiaries at any time or from time to time, as it deems appropriate (a “reorganization”).  You further acknowledge and agree that such reorganization could result in the termination of your Continuous Service Status, or the termination of Affiliate or Subsidiary status of your employer and/or the loss of benefits available to you under this Agreement and the Plan, including but not limited to, the termination of the right to continue vesting in the Award.

11.          Responsibility for Taxes.

(a)            You acknowledge that, regardless of any action taken by the Company, the ultimate liability for all income and other tax (including U.S. federal, state, and local taxes and/or non-U.S. taxes), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you or deemed by the Company in its sole discretion to be an appropriate charge to you even if legally applicable to the Company (“Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by the Company.

(b)            Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or your employer (if not the Company) to satisfy all Tax-Related Items. In this regard, you authorize the Company or its agent to satisfy their withholding obligations with regard to all Tax-Related Items, if any, by any of the following methods or by a combination of such methods selected by the Administrator in its sole discretion, it being understood that the Administrator is not required to choose any particular method: (i) withholding from any compensation otherwise payable to you by the Company or your employer; (ii) causing you to tender a cash payment; (iii) entering on your behalf (pursuant to this authorization without further consent) into a “same day sale” commitment with a broker dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the Shares to be issued under the Award to satisfy the Tax-Related Items and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax-Related Items directly to the Company and/or its Affiliates or Subsidiaries; (iv) withholding Shares from the Shares issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date the applicable Shares are issued to you or, if and as determined by the Company, the date on which the Tax-Related Items are required to be calculated) equal to the amount of such Tax-Related Items; or (v) any other method of withholding determined by the Company and permitted by Applicable Laws. However, the Company does not guarantee that you will be able to satisfy any Tax-Related Items through any of the methods described in the preceding sentence and in all circumstances you remain responsible for timely and fully satisfying the Tax-Related Items. Depending on the withholding method used, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including up to the maximum applicable rate in your jurisdiction to the extent permitted under the Plan, in which case you may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. In the event any under-withholding results from the application of minimum statutory or other withholding rates, you may be required to pay additional amounts to the tax authorities. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested portion of the Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

(c)            Finally, you agree to pay to the Company or your employer any amount of Tax-Related Items that the Company or your employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by any of the withholding methods previously described. Notwithstanding any contrary provision of the Plan, the Grant Notice or this Agreement, if you fail to make satisfactory arrangements for the payment of any Tax-Related Items when due, unless otherwise determined by the Administrator, you permanently will forfeit the RSUs on which the Tax-Related Items were not satisfied and will also permanently forfeit any right to receive Shares thereunder. In that case, the RSUs will be returned to the Plan at no cost to the Company.

12.          Investment Representations. In connection with your receipt of the Award and the Shares under your Award, you represent to the Company the following:

(a)            You are aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. You are acquiring the Shares for investment for your own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b)            You understand that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of your investment intent as expressed in this Agreement.

(c)            You further acknowledge and understand that the Shares must be held indefinitely unless the Shares are subsequently registered under the Securities Act or an exemption from such registration is available. You further acknowledge and understand that the Company is under no obligation to register the Shares. You understand that the certificate evidencing the Shares will be imprinted with a legend that prohibits the transfer of the Shares unless the Shares are registered or such registration is not required in the opinion of counsel for the Company.

(d)            You are familiar with the provisions of Rules 144 and 701 under the Securities Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the securities exempt under Rule 701 may be sold by you 90 days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144 and the Lock-Up Agreement.

(e)            In the event that the sale of the Shares does not qualify under Rule 701 at the time of issuance, then the Shares may be resold by you in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company; and (ii) the resale occurring following the required holding period under Rule 144 after you have purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

(f)            You further understand that at the time you wish to sell the Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not satisfy the current public information requirements of Rule 144 or 701, and that, in such event, you would be precluded from selling the Shares under Rule 144 or 701 even if the minimum holding period requirement had been satisfied.

13.          No Obligation to Minimize Taxes. You acknowledge that the Company is not making representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalent payments. Further, you acknowledge that the Company does not have any duty or obligation to minimize your liability for Tax-Related Items arising from the Award or to achieve any particular tax result and will not be liable to you for any Tax-Related Items arising in connection with the Award. If you become subject to taxation in more than one jurisdiction, the Company and/or your employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

14.         No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the Shares underlying the Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the Tax-Related Items arising in connection with the Award and by accepting the Award, you have agreed that you have done so or knowingly and voluntarily declined to do so.

15.         Unsecured Obligation. The Award is unfunded, and as a holder of a vested Award, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares pursuant to this Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the Shares to be issued pursuant to this Agreement until such Shares are issued to you pursuant to Section 5 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

16.         Imposition of Other Requirements. As a condition to the grant of your Award or to the Company’s issuance of any Shares under this Agreement, the Company may, in its sole discretion, require you to execute certain customary agreements entered into with the holders of capital stock of the Company, including without limitation, a right of first refusal and co-sale agreement and a voting agreement. The Company reserves the right to impose other requirements on your participation in the Plan, on your Award and on any award or Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with Applicable Laws, facilitate the administration of the Plan, and/or carry out the purposes or intent of the Award. You agree to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, you acknowledge that the laws of the country in which you are working at the time of grant and vesting of the Award or the sale of Shares received pursuant to this Agreement (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject you to additional procedural or regulatory requirements that you are and will be solely responsible for and must fulfill.

17.          Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to your current or future participation in the Plan, this Award, the Shares subject to this Award, any other Company securities or any other Company-related documents, by electronic means. You hereby (i) consent to receive such documents by electronic means, (ii) consent to the use of electronic signatures, and (iii) if applicable, agree to participate in the Plan and/or receive any such documents through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. To the extent you have been provided with a copy of the Grant Notice, this Agreement, the Plan, or any other documents relating to this Award in a language other than English, the English language documents will prevail in case of any ambiguities or divergences as a result of translation.

18.          No Acquired Rights. In accepting this Award, you acknowledge that the Plan is established voluntarily by the Company, is discretionary in nature, and may be modified, amended, suspended or terminated by the Company at any time. The grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of awards, or other awards or benefits in lieu of this Award, even if awards have been granted repeatedly in the past, and all decisions with respect to future grants of awards, if any, will be at the sole discretion of the Company. In addition, your participation in the Plan is voluntary, and this Award and the Shares subject to this Award are extraordinary items that do not constitute regular compensation for services rendered to the Company or any Subsidiary or Affiliate and are outside the scope of your employment contract, if any. The Award and the Shares subject to the Award are not intended to replace any pension rights or compensation and are not part of normal or expected salary or compensation for any purpose, including but not limited to calculating severance payments, if any, upon termination.

19.          Data Privacy. You hereby explicitly and unambiguously consent to the collection, use and transfer, whether in electronic or other form, of your Personal Data (as described below) by and among, as applicable, the Company and any Subsidiary or Affiliate or third parties as may be selected by the Company for the exclusive purpose of implementing, administering, and managing your participation in the Plan. You understand that refusal or withdrawal of consent will affect your ability to participate in the Plan; without providing consent, you will not be able to participate in the Plan or realize benefits (if any) from the Award. You understand that the Company and any Subsidiary or Affiliate or designated third parties may hold personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Subsidiary or Affiliate, details of all awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Personal Data”). You understand that Personal Data may be transferred to any Subsidiary or Affiliate or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, your country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax/ accounting advisor, and to the Subsidiary or Affiliate that is your employer and its payroll provider.

20.          Miscellaneous.

(a)            Governing Plan Document. The Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as expressly provided herein, in the event of any conflict between the provisions of the Award and those of the Plan, the provisions of the Plan will control.

(b)            Governing Law. The validity, interpretation, construction and performance of the Grant Notice and this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from the Grant Notice and this Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the state of New York and agree that any such litigation shall be conducted only in the courts of New York or the federal courts of the United States located in New York and no other courts.

(c)            Amendments and Waivers. The Grant Notice and this Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, the Grant Notice and this Agreement may be amended solely by the Administrator by a writing which specifically states that it is amending the Grant Notice or this Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially and adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Administrator reserves the right to change, by written notice to you, the provisions of the Grant Notice and this Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of any change in Applicable Laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein. No delay or failure to require performance of any provision of the Grant Notice or this Agreement shall constitute a waiver of that provision as to that or any other instance.

(d)            Successors and Assigns. Except as otherwise provided in the Grant Notice or this Agreement, the Grant Notice and this Agreement, and the rights and obligations of the parties thereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under the Grant Notice or this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under the Grant Notice or this Agreement, except with the prior written consent of the Company.

(e)            Notices. Any notice, demand or request required or permitted to be given under the Grant Notice or this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(f)             Severability. If one or more provisions of the Grant Notice or this Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from the Grant Notice or this Agreement, as applicable, to the extent of its unenforceability, (ii) the balance of the Grant Notice and this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Grant Notice and this Agreement shall be enforceable in accordance with its terms.

(g)            Construction. The Grant Notice and this Agreement are the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, the Grant Notice and this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(h)            Counterparts. The Grant Notice and this Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.

21.          Compliance with Section 409A of the Code. This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulations Section 1.409A-1(b)(4). Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise deferred compensation subject to Section 409A, and if you are a “specified employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulations Section 1.409A-1(h)), then the issuance of any Shares that would otherwise be made upon the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six months and one day after the date of the separation from service, with the balance of the Shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the Shares is necessary to avoid the imposition of taxation on you in respect of the Shares under Section 409A of the Code. Each installment of Shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2). Notwithstanding any contrary provision of the Plan, the Grant Notice, or of this Agreement, under no circumstances will the Company reimburse you for any taxes or other costs under Section 409A or any other tax law or rule. All such taxes and costs are solely your responsibility.

*                 *                 *

This Agreement will be deemed to be accepted by you upon the signing (which may be electronic) by you of the Grant Notice to which it is attached or by the deemed acceptance of this Agreement, as described in the Grant Notice.